AMENDMENT NO. 1 TO THE AMENDED AND RESTATED BUSINESS COMBINATION AGREEMENT

THIS AMENDMENT AGREEMENT dated for reference May 18, 2023, is made

AMONG

RBX Capital LP, a limited partnership existing under the laws of Delaware ("RBX");

AND

SKINJECT INC., a corporation existing under the laws of Pennsylvania ("Skinject");

AND

THE SHAREHOLDERS OF SKINJECT

AND

INTERACTIVE CAPITAL PARTNERS CORPORATION, a corporation existing under the laws of Ontario ("Purchaser")

WHEREAS:

A. RBX, Skinject, the shareholders of Skinject and the Purchaser have entered into an amended and restated business combination agreement dated May 12, 2023 (the "BCA");

B. The Parties mutually wish to amend the BCA in the manner set out herein; and

C. Except as otherwise specified herein, all capitalized terms defined in the BCA will have the same meaning when used in this Amendment Agreement.

NOW THEREFORE, in consideration of the mutual premises and the respective covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

1. The definition of "Termination Date" set out in Section 1.1 of the BCA is hereby deleted in its entirety and replaced with the following:

"Termination Date" means August 31, 2023.

2. Except as amended by this Amendment Agreement, the BCA remains unamended and continues in full force and effect and this Amendment Agreement will have effect so far as practicable as if all the provisions of the BCA and this Amendment Agreement were contained in one instrument.

3. This Amendment Agreement may be executed in any number of counterparts, each of which shall be considered to be an original and together shall constitute one and the same document. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Amendment Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

4. This Amendment Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal Laws of Canada applicable therein.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF the Parties have executed this Agreement on the date first set forth above.

RBX CAPITAL LP

Per:
/s/ Raza Bokhari
Name: Raza Bokhari
Title: Managing Partner

SKINJECT INC.

Per:
/s/ Kenneth Melani
Name: Kenneth Melani
Title: Chairman

INTERACTIVE CAPITAL PARTNERS CORPORATION

Per:
/s/ Chris Irwin
Name: Chris Irwin
Title: Director

Signature Page - Amendment No. 1 to Business Combination Agreement